SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 8, 2005

51142, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

205 Worth Avenue, Suite 316

Palm Beach, Florida 33480

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(561)832-2000

(ISSUER TELEPHONE NUMBER)

4400 Route 9 South, #1000

Freehold, New Jersey 07728

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2005 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Group, a Florida Corporation, purchased all 100,000 shares of the 51142, Inc. issued and outstanding common stock from Scott Raleigh, the sole officer, director and shareholder of the Company.

The company intends to merge with Signet Entertainment Corporation. Once this merger is completed, the company will engage in Signet’s business of launching a Gaming and Entertainment Television Network. The network will cover major Poker and Blackjack tournaments as well as other major high stakes casino games. The network will also cover via satellite and cable other major sports events such as Horse racing and selected global events which have a sports and entertainment format. The Company’s largest source of revenue will come from advertising, specifically from various resorts and casinos, liquor and tobacco companies and sporting sites in North and South America, Europe, Asia and Africa. The company will realize income from infomercials and entertainment programming that offer subject matter that are all-encompassing to the network’s format

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation purchased 100,000 shares of the Company’s issued and outstanding common stock from Scott Raleigh, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company’s outstanding common stock. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	Scott Raleigh resigned as the Company’s President, Chief Executive Officer,
Chief Financial Officer and Secretary effective July 8, 2005.

o	As of July 8, 2005, Ernest W. Letiziano was appointed as the Company’s
President, Chief Executive Officer and Chief Financial Officer.

o	Further, Ernest W. Letiziano, was appointed as sole member of the Board of Directors of the Company.

o	Scott Raleigh then resigned as a member of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Scott Raleigh resigned as the Company’s sole director effective as of July 8, 2005. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Scott Raleigh resigned as the Company’s President, Chief Executive Officer,Chief Financial Officer and Secretary effective July 8, 2005.

Ernest W. Letiziano was appointed as the Company’s President, Chief Executive Officer, Chief Financial officer and sole director as of July 8, 2005. Mr. Letiziano, age 60, has 40 years of experience in finance, business and sports and entertainment. After serving his internship with Haskins & Sells, CPA’s, Mr. Letiziano sat for his CPA Certificate in Pennsylvania. In 1964 he also received his Registered Municipal Accountant’s Certificate to practice in New York, New Jersey and Pennsylvania. He was employed with Haskins and Sells from 1962-1969. Letiziano attended Pennsylvania State University, where he majored in accounting and economics. From 1970-1972, he co-owned an accounting practice in Reading, PA. From 1992 to the Present, Mr. Letiziano has been self-employed as an international monetarist facilitating financial transactions for his clients. From 1988 to 1993, Mr. Letiziano was CEO of Ringside International Broadcasting Corporation, (NASDAQ symbol: RIBC). The company enjoyed over 4 years of success in sports and entertainment TV programming. RIBC captured 98% of the TV markets; in excess of 66 million TV households in the United States. RIBC boxing shows also aired in eight foreign countries. The company was sold in 1993 to a Houston based company. Mr. Letiziano co-owned Classic Motor Car Company, an automobile-manufacturer 1973-1976. From 1977 to 1982 he was Vice President of First Florida Utilities, Inc., a five-state utility public company (NASDAQ symbol SFFL). In 1982, Mr. Letiziano founded, Ringside Events, Inc., a promotional boxing enterprise. He has held commission licenses in 13 states and Great Britain and has promoted and produced over 150 major events worldwide.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

2.1	Stock Purchase Agreement dated as of July 8, 2005 between Scott Raleigh and Signet Entertainment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

51142, Inc.

By:	/s/ Ernest W. Letiziano
Ernest W. Letziano, CEO

Dated: July 12, 2005